UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

REYNOLDS AMERICAN INC.

(Exact name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street
Winston-Salem, North Carolina 27102-2990

(Address of Principal Executive Offices) (Zip Code)

(336) 741-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            On June 29, 2005, R.J. Reynolds Tobacco Holdings, Inc (“RJR”), a direct, wholly owned subsidiary of Reynolds American Inc. (“RAI”), completed the offering (the “Offering”) of $300 million aggregate principal amount of RJR’s 6.500% Secured Notes due 2010 (the “2010 Notes”) and $200 million aggregate principal amount of RJR’s 7.300% Secured Notes due 2015 (the “2015 Notes,” and together with the 2010 Notes, the “Notes”) pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and Regulation S under the Securities Act. The Notes are guaranteed by RAI and certain subsidiaries of RJR (the “Guarantors”) and secured by certain assets of RJR and the Guarantors. In connection with the Offering, RJR and the Guarantors entered into a Registration Rights Agreement dated as of June 29, 2005, with the initial purchasers of the Notes (the “Initial Purchasers”). Under the terms of the Registration Rights Agreement, RJR agreed to use its reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer (the “Exchange Offer”) to (i) exchange the Notes for registered notes (the “Exchange Notes”) having substantially the same terms as the Notes, and (ii) exchange the guarantees related to the Notes for registered guarantees relating to the Exchange Notes having substantially the same terms as the original guarantees. RJR has agreed to use its reasonable best efforts to cause the Exchange Offer to be completed within 240 days after the issuance of the Notes. If the Exchange Offer is not so completed, the annual interest rate on the Notes will increase by 0.5% until this requirement is met. In addition, in certain circumstances, RJR has agreed to file a shelf registration statement that would allow certain holders to offer some or all of the Notes to the public. If this shelf registration statement is not effective in certain circumstances, the annual interest rate on the Notes will increase by 0.5% until the shelf registration statement is effective. Under the Registration Rights Agreement, RJR has agreed to indemnify the Initial Purchasers and the holders of the Notes against certain liabilities in connection with the Exchange Offer or registration statement, as the case may be, or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities. The Initial Purchasers and their affiliates have performed or may perform in the future various financial advisory, investment banking and commercial banking services from time to time for RJR and its affiliates, for which they have received or will receive customary compensation.

            A copy of the press release relating to the announcement of the closing of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

            On June 29, 2005, RJR completed the Offering. The 2010 Notes issued in the Offering mature on July 15, 2010, and the 2015 Notes mature on July 15, 2015. Interest on the Notes will be payable semi-annually on July 15 and January 15 of each year, beginning on January 15, 2006. RJR may redeem all or a part of the Notes from time to time at a price equal to 100% of the principal amount plus a make-whole premium.

            The Notes were issued pursuant to an indenture (the “Indenture”), dated as of May 20, 2002, among RJR, as issuer, RJR Acquisition Corp. and R.J. Reynolds Tobacco Company, as guarantors, and The Bank of New York, as trustee, as amended by a first supplemental indenture dated as of June 30, 2003, pursuant to which R. J. Reynolds Tobacco Co., RJR Packaging, LLC, FHS, Inc. and GMB, Inc. became parties to such indenture as guarantors, and a second supplemental indenture dated as of July 30, 2004, pursuant to which RAI and BWT Brands, Inc. became parties to such indenture as guarantors.

            The Indenture contains covenants that restrict the ability of RJR and certain of its subsidiaries to mortgage or pledge certain of their assets to secure indebtedness, engage in sale/leaseback transactions or consolidate, merge or transfer all or substantially all of their property and assets. The Indenture does not contain any cross-default or cross-acceleration provisions. The Indenture does not limit the ability of RJR to incur additional indebtedness.

            The Notes are guaranteed by RAI and by certain direct and indirect subsidiaries of RJR, all of which also currently guarantee the obligations of RJR under its revolving credit facility and under most of RJR’s existing notes. Any Guarantor of the Notes that is released from its guarantee under RJR’s revolving credit facility also will be automatically released from its guarantee of the Notes. RJR’s revolving credit facility does not provide for the release of the guarantees of RJR’s obligations thereunder in the event RJR’s long-term debt is rated investment grade, although it does provide for the release of the security for the obligations of RJR and the Guarantors thereunder, as discussed below.

            Upon issuance, the Notes and the related guarantees will be secured by the stock of RJR and the subsidiary Guarantors and certain of their subsidiaries, indebtedness of subsidiaries of RJR and the Guarantors (to the extent owed to RJR or a Guarantor) and principal property (as defined in the Indenture) of RJR and the subsidiary Guarantors as and to the extent described herein. These assets constitute a portion of the security for the obligations of RJR and the Guarantors under RJR’s revolving credit facility (which is secured by substantially all the assets of these entities) and secure most of RJR’s existing notes and related guarantees. If these assets are no longer pledged as security for the obligations of RJR and the Guarantors under RJR’s revolving credit facility (or any other indebtedness) for any reason, generally, they will automatically be released as security for the Notes and the related guarantees and for RJR’s currently existing secured notes and related guarantees. Under the terms of RJR’s revolving credit facility, generally, the security therefor will be automatically released at such time, if any, as certain debt of RJR is rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services. In addition, whether or not there is any change in the rating of any debt of RJR, the lenders under the revolving credit facility have the right, at any time, in their sole discretion, to instruct the collateral agent thereunder to release all or any portion of the security for both the revolving credit facility and the Notes without obtaining any consent or approval from any holders of the Notes. Further, RJR intends to seek the release of its stock or the stock of one or more subsidiaries that is currently pledged as collateral for the revolving credit facility; should such stock be released it will not secure the Notes.

            The Notes are RJR’s unsubordinated obligations, ranking equally in right of payment with RJR’s revolving credit facility and other unsubordinated obligations of RJR and, while secured, ranking equally in right of security to the extent the assets securing the Notes are the same as the assets securing RJR’s other indebtedness. The guarantees of the Notes are the unsubordinated obligations of each Guarantor, ranking equally in right of payment with the obligations of such Guarantor under RJR’s revolving credit facility and other unsubordinated obligations of such Guarantor and, while secured, ranking equally in right of security to the extent the assets securing such guarantee are the same as the assets securing such Guarantor’s other indebtedness.

            In addition to serving as trustee under the Indenture, The Bank of New York also serves as trustee under the indentures related to RJR’s existing notes, participates in RJR’s revolving credit facility and is the transfer agent for the common stock of RAI. From time to time, RAI or RJR may enter into other relationships with the trustee or its affiliates.

            A copy of the press release relating to the announcement of the closing of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

            (c) Exhibits.

Exhibits	Description
4.1	Form of 6.500% Secured Note due 2010 of R.J. Reynolds Tobacco Holdings, Inc.

4.2	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Regulation S).

4.3	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Rule 144A).

10.1	Registration Rights Agreement dated June 29, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc, the guarantors listed in Schedule 1 thereto, Citigroup Capital Markets Inc., J.P. Morgan Securities Inc. and the initial purchasers named in Schedule 2 thereto.

99.1	Press Release dated June 29, 2005.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2005	REYNOLDS AMERICAN INC.
	By:	/s/ McDara P. Folan, III
		Name:	McDara P. Folan, III
		Title:	Senior Vice President, Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits	Description
4.1	Form of 6.500% Secured Note due 2010 of R.J. Reynolds Tobacco Holdings, Inc.

4.2	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Regulation S).

4.3	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Rule 144A).

10.1	Registration Rights Agreement dated June 29, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc, the guarantors listed in Schedule 1 thereto, Citigroup Capital Markets Inc., J.P. Morgan Securities Inc. and initial purchasers named in Schedule 2 thereto.

99.1	Press Release dated June 29, 2005.

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